MONOLITHIC POWER SYSTEMS, INC.
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement (the “Amendment”) is made as of March 3, 2011 (the “Start Date”), by and between Monolithic Power Systems, Inc. (the “Company”) and Deming Xiao (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated March 10, 2008, as amended by that certain Amendment to Employment Agreement dated as of December 16, 2008 (the “Agreement”).

WHEREAS, the Company and the Executive wish to amend the Agreement to provide an additional benefit to Employee.

NOW, THEREFORE, the Company and the Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1.           Additional Definitions.

Section 1 of the Agreement is hereby amended by adding the following at the end thereof:

“(e)           ‘Apartment’ means that residential apartment in Chengdu, China, having the address of 成都市高新区天泰路265号 华敏世家1栋1单元15层1502号
Hua Min Shi Jia Apartment NO. 1 Building  Room Number 1502
No. 265, Tiantai Road, High-tech Zone, Chengdu Sichuan PRC, which is currently owned by the Subsidiary.

(f)           ‘LLC Equity’ means the entire one-hundred percent (100%) ownership interest in the LLC.

(g)           ‘LLC’ shall mean a newly formed limited liability company organized under the laws of Delaware under the name Hue Ming LLC.

(h)           ‘Start Date’ shall mean the effective date of this Second Amendment to Employment Agreement.

(i)           ‘Subsidiary’ means Chengdu Monolithic Power Systems Co., Ltd., a wholly-foreign owned enterprise organized under the laws of China, which is wholly-owned by the Company.”

2.           Apartment.

The Agreement is hereby amended by adding the following after section 22 thereof:

“2.3           Apartment

(a)           The Company will form the LLC.  The Company will transfer the LLC Equity to the Executive, subject to the restrictions described below.

(b)           The Company shall cause the Subsidiary to enter a contract with the LLC.  Such contract will require the Subsidiary, as soon as the Executive's interest in the LLC Equity is 100% vested, to convey (without any further consideration) title to the Apartment, free of any mortgages, to the LLC or any person or legal entity designated by the LLC.

(c)           The beneficial interest of the Executive in the LLC Equity shall vest ratably over five (5) years.  Thus, one (1) year after the Start Date, his vested interest will be 20%, 40% two (2) years after Start Date, etc.  Vesting shall occur only on each anniversary of the Start Date, and there shall be no partial vesting between anniversaries.

(d)           After five (5) years of continuous employment after the Start Date, the Executive's beneficial interest in the LLC Equity will be 100% vested and be free of any restrictions.

(e)           In the event that the Executive becomes entitled to vesting acceleration of Equity Grants pursuant to Section 7(b) of this Agreement, he shall be entitled to the same vesting acceleration with respect to the LLC Equity.

(f)           In the event that the Executive resigns without Good Reason, dies, or suffers Disability, or the Company terminates his employment for Cause, then vesting of the LLC Equity shall cease as of the date of resignation or termination.  In the event that the Executive's employment with the Company ends before his interest in the LLC Equity is 100% vested, then:

(i)	The Company shall cause the fair market value of the LLC Equity (the "FMV") to be determined by appraisal;

(ii)
The Executive (or his estate) shall have the right to purchase the unvested interest in the LLC Equity from the Company for a cash price equal to the FMV of the LLC Equity multiplied by the unvested percentage; and

(iii)
If the Executive (or his estate) does not elect to purchase the unvested interest in the LLC Equity, then the Company shall purchase, and the Executive (or his estate) shall sell, his vested interest in the LLC Equity for a cash price equal to the FMV of the LLC Equity multiplied by the vested percentage.

(g)           Until his interest in the LLC Equity is 100% vested, the Executive shall not sell, transfer, mortgage or otherwise encumber the LLC Equity.

3.           Full Force and Effect.  To the extent no expressly amended hereby, the Agreement shall remain in full force and effect.

4.           Entire Agreement.  This Second Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

5.           Successors and Assigns.  This Second Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

6.           Counterparts.  This Second Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Second Amendment.

7.           Governing Law.  This Second Amendment shall be governed in all respects by the internal laws of California, without regard to principles of conflicts of law.

8.           Amendment.  Any provision of this Second Amendment may be amended, waived o terminated by a written instrument signed by the Company and the Employee.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

DEMING XIAO	MONOLITHIC POWER SYSTEMS, INC.

/s/ Deming Xiao	/s/ Michael Hsing
Signature	Signature

Deming Xiao	Michael Hsing
Print Name	Print Name

President & CEO
Print Title

(Signature Page to Second Amendment to Deming Xiao Employment Agreement)